UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

Signet International Holdings, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	333-13465	16-1732674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Worth Avenue, Suite 316, Palm Beach, Florida 33480
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:    (561) 832-2000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement

On May 25, 2010 Signet 3-D Entertainment, Inc. wholly owned subsidiary of Signet International Holdings, Inc. executed a Binding Letter of Intent for the acquisition of 100% of the assets of Visual 3-D Impressions, Inc a California corporation with on site stage operations located in Santa Clarita, CA. Visual 3-D Impressions, Inc.(“V3DI”),  is a 3-D technology company holding numerous patents, copyrights, intellectual technology controlled by  a group of globally recognized builders in the science of stereoscopic, auto stereoscopic displays, delivery and converters.  The company will exchange its common stock representing an equivalent Class A Common share purchase price of $5.00 per share for 100% of Visual 3-D Impressions, Inc., shares of Capital Stock.  The total purchase price will be determined after receipt of the results of an independent audit of V3DI.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signet International Holdings, Inc.

By: /s/ Ernest Letiziano
Title: Chief Executive Officer